Exhibit 32

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Bidz.com, Inc. (“Bidz.com”), that, to his knowledge, the Annual Report of Bidz.com on Form 10-K for the period ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Bidz.com.

Date: March 10, 2008	By	/s/ David Zinberg
David Zinberg
Chief Executive Officer

Date: March 10, 2008	By	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer